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                                                                EXHIBIT 99.1

                       CONSENT OF WAN AISHAH WAN HAMID


ORBCOMM Corporation
2455 Horse Pen Road, Suite 100
Herndon, Virginia  20171


Ladies and Gentlemen:

        I hereby consent to the reference, in the Registration Statement on Form S-1 (Reg. No. 333-50599) of ORBCOMM Corporation ("the Company") and the Prospectus included therein, to my becoming a director of the Company.


Dated:  June 29, 1998                              /s/   Wan Aishah Wan Hamid
                                                 ------------------------------
                                                        Wan Aishah Wan Hamid